UNDERWRITING AGREEMENT



                                                     May 18, 1995




VIACOM INC.
VIACOM INTERNATIONAL INC.
c/o Viacom Inc.
1515 Broadway
New York, New York  10036


Dear Sirs:

          We understand that Viacom Inc. (the "Company") proposes
                                               -------
to issue and sell $1,000,000,000 aggregate principal amount of
7.75% Senior Notes due 2005, guaranteed by Viacom International
Inc. (the "Guarantor") (the "Debt Securities").  The Debt
           ---------         ---------------
Securities are also hereinafter referred to as the "Offered Securities".
                                                    ------------------
All references herein, and in the document entitled
Viacom Inc. Underwriting Agreement Senior Debt Securities
Standard Provisions (Offered Securities) described in the penultimate paragraph hereof, to the Debt Securities or the Offered Securities include the guarantees of the Guarantor described above in this paragraph whenever the context permits.

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell, and Bear, Stearns & Co. Inc. (the "Underwriter") agrees to
                                         -----------
purchase, $1,000,000,000 aggregate principal amount of Offered Securities at a purchase price of 97.99% of the principal amount of Debt Securities, plus accrued interest, if any, from May 25, 1995, to the date of payment and delivery.

          The Underwriter will pay for the Offered Securities upon delivery thereof at the Company's offices at 10:00 a.m. (New York time) on May 25, 1995, or at such other time, not later than 5:00 p.m. (New York time) on May 26, 1995, as shall be designated by the Underwriter. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.


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                               2

          The Offered Securities shall have the terms set forth in the Prospectus dated May 10, 1995, and the Prospectus Supplement dated May 18, 1995, including the following:

Terms of Debt Securities:

          Maturity Date:  June 1, 2005

          Interest Rate:  7.75%

          Redemption Provisions:  None


          Interest Payment Dates:  June 1 and December 1, commencing
                                   December 1, 1995
                                   (Interest accrues from May 25, 1995)

          Ranking: The Debt Securities will be senior indebtedness of the Company issued under the Indenture dated as of May 15, 1995 among the Company, Viacom International Inc., as guarantor, and The First National Bank of Boston, trustee, as supplemented by the First
                    Supplemental Indenture thereto.

          Form: The Offered Securities will be issued in the form of one or more fully Registered Global Securities which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., the Depository's nominee.

Other Terms:        Payment for the Offered Securities will be
                    made in immediately available funds.

          All provisions contained in the document entitled Viacom Inc. Underwriting Agreement Senior Debt Securities Standard Provisions (Offered Securities) dated May 18, 1995, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except to the extent a provision in such document is inconsistent herewith the provision herein shall control and except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       Very truly yours,

                                       Bear, Stearns & Co. Inc.


                                       By: /s/ Lewis A. Sachs
                                          ---------------------------
                                         Name: Lewis A. Sachs
                                         Title: Senior Managing Director



Accepted:

VIACOM INC.                            VIACOM INTERNATIONAL INC.


By: /s/ Vaughn A. Clarke               By: /s/ Vaughn A. Clarke
    -------------------------             ---------------------------
    Name: Vaughn A. Clarke                Name: Vaughn A. Clarke
    Title: Senior Vice President,         Title: Senior Vice President,
           Treasurer                             Treasurer